                                                                    EXHIBIT 23.2

CONSENT OF HILDEBRAND, LIMPARIS & HEVEY, CPAs, PC

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-30039, 333-79133, 333-39820, and 333-50554 and Form S-3 No.
333-32204) of Aurora Biosciences Corporation and in the related prospectus of our report dated March 7, 2000, with respect to the financial statements of Quorum Sciences, Inc. included in this Current Report on Form 8-K/A.


                                    HILDEBRAND, LIMPARIS & HEVEY, CPAs, PC

December 8, 2000